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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 Res-Care, Inc
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

===============================================================================

                             10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 28, 2001


     Res-Care, Inc. ("ResCare") will hold its annual meeting of shareholders at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207, at 10:00 a.m.
(EDT), on Tuesday, August 28, 2001, for the following purposes:

          1. To elect nine directors for the terms described in this proxy statement and until their respective successors are elected.

          2. To ratify the selection of KPMG LLP as ResCare's independent auditors for the fiscal year ending December 31, 2001.

          3. To transact any other business that may properly come before the meeting or any adjournment or adjournments of the meeting.

     The board of directors has fixed the close of business on July 20, 2001 as the record date to determine which shareholders are entitled to receive notice of the annual meeting and to vote at the meeting.

     We appreciate and welcome your participation in ResCare's affairs. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the enclosed proxy card and returning it promptly to us in the enclosed self-addressed, postage prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

                                          By order of the Board of Directors



                                          SPIRO B. MITSOS
                                          SECRETARY

July 27, 2001

                                 RES-CARE, INC.
                             10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223

                                    ---------

                                 PROXY STATEMENT

                                    ---------

                       2001 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

     DATE, TIME AND PLACE

     We are sending you this proxy statement because the board of directors of ResCare is soliciting your proxy to vote at ResCare's annual shareholders meeting. The annual meeting will be held at 10:00 a.m. (EDT), on August 28, 2001, at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207, for the purposes described in the accompanying Notice of Annual Meeting of Shareholders. We will begin sending this proxy statement, the attached Notice of Annual Meeting of Shareholders, the proxy card and ResCare's Annual Report for the fiscal year ended December 31, 2000 to ResCare's shareholders on or about July 27, 2001.

     RECORD DATE, QUORUM, VOTE REQUIRED

     Shareholders who owned ResCare common shares at the close of business on July 20, 2001 are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 24,408,048 ResCare common shares, without par value, issued and outstanding. ResCare common shares are the only class of voting shares and all shares have equal voting rights. Each person who holds common shares is entitled to one vote on all matters voted on at the annual meeting for each share that person owns, except for the election of directors. In the election of directors, there is cumulative voting; that is, you may vote the number of shares you own multiplied by the number of members of the board of directors, nine, and you may cast the whole number of votes for one candidate, or distribute the votes among two or more candidates.

     There must be a quorum in order to hold a valid meeting. There will be a quorum at the annual meeting if holders of 12,204,025 common shares are present in person or by proxy. The nine nominees for director who receive the most votes will be elected. The proposal to ratify the selection of KPMG LLP as independent auditors and all other matters that may properly come before the annual meeting will each be approved if more votes are cast in favor of the proposal than are cast against it.

     The inspectors of election appointed for the meeting will tabulate votes cast by proxy or in person at the annual meeting and will determine if there is a quorum. The inspectors will treat abstentions as shares that are present and entitled to vote to determine if there is a quorum, but as not voted to determine if a matter is approved. Thus, if you abstain from voting on a matter, it will have no effect on proposals voted on at the annual meeting. On matters that require approval by the affirmative vote of a majority of the shares represented at a shareholders meeting, an abstention has the same legal effect as a vote "against" the matter, even though you may interpret the action differently.

     If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter (a broker non-vote), the inspectors will not consider those shares as present and entitled to vote on that matter. Abstentions and broker non-votes will have no effect on the election of directors.

     VOTING AND REVOCATION OF PROXY

     If your proxy card is properly signed and returned to ResCare and is not revoked, your proxy will vote according to your instructions. If there are no specific instructions on the proxy card, your proxy holder will vote the shares represented:

          - FOR the election of the people nominated as directors in the classes and for the terms described in this proxy statement;
          - FOR the ratification of the selection of KPMG LLP as ResCare's independent auditors for the current fiscal year; and
          - In the proxy's best judgment on such other matters that may properly come before the annual meeting.

     In addition, if another shareholder votes shares cumulatively in the election of directors or votes for a person other than the nominees named in this proxy statement or substitutes for those nominees, then the proxy holders will have the discretionary authority to vote your shares cumulatively and distribute the votes represented by proxy cards among the nominees listed in this proxy statement and any other nominees as the proxy holders, in their best judgment, determine.

     You may revoke your proxy at any time in one of three ways by:

          - giving written notice of the revocation to the secretary of ResCare;
          -    signing and delivering a proxy with a later date; or
          -    attending and voting in person at the annual meeting.

     Your proxy will not be revoked as to any matter that has already been voted on under the authority of the proxy before the revocation. Your presence at the annual meeting does not by itself revoke the proxy.

OWNERSHIP OF EQUITY SECURITIES

     The following table shows certain information about the beneficial ownership of ResCare common shares as of July 6, 2001 by:

          - each person whom ResCare knows beneficially owns more than 5 percent of the outstanding ResCare common shares or has filed a
               Schedule 13G with the Securities and Exchange Commission with respect to ResCare shares;
          -    each of ResCare's directors and nominees for director;
          - each of ResCare's executive officers named in the Summary Compensation Table; and
          -    all directors and executive officers of ResCare as a group.

Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares.


                                                                         NUMBER OF SHARES
NAME AND ADDRESS(1)                                                   BENEFICIALLY OWNED (2)          PERCENT OF TOTAL(2)

FMR Corporation                                                             2,992,544    (3)                12.3%
Amalgamated Gadget, L.P.                                                    2,643,885    (3)                 9.8%
Vincent D. Pettinelli                                                       2,131,174    (4)                 8.8%
James R. Fornear                                                            1,925,361    (5)(6)              7.9%
SAFECO Corporation                                                          1,807,977    (3)                 7.5%
Ronald G. Geary                                                             1,724,873    (7)                 6.9%
FleetBoston Financial Corporation                                           1,710,453    (3)                 7.1%
Margaret H. Fornear                                                         1,363,876    (6)(8)              5.6%
Michael J. Foster                                                           1,139,488    (9)                 4.7%
Spiro B. Mitsos, Ph.D.                                                        284,390    (10)                1.2%
Jeffrey M. Cross                                                              154,345    (11)                 *
Paul G. Dunn                                                                  134,020    (12)                 *
E. Halsey Sandford                                                            118,839    (13)                 *
W. Bruce Lunsford                                                             115,300    (14)                 *
Olivia F. Kirtley                                                              39,900    (15)                 *
Seymour L. Bryson, Ph.D.                                                       28,237    (16)                 *
Ralph G. Gronefeld, Jr.                                                        22,331    (17)                 *
All directors and executive officers as a group (15 persons)                7,884,798    (18)               31.0%

------------------------------------------------------
* Indicates less than 1 percent of outstanding common shares.

(1) The following are addresses of the people ResCare knows beneficially own more than five percent of the outstanding common shares: James R. and Margaret H. Fornear, 175 Bayview Avenue, Naples, Florida 34108; Vincent D. Pettinelli, 5943 Macewen Court, Dublin, Ohio 43017; Ronald G. Geary, 10140 Linn Station Road, Louisville, Kentucky 40223; FMR Corporation, 82 Devonshire Street, Boston, Massachusetts 92109; FleetBoston Financial Corporation, 100 Federal Street, Boston, Massachusetts 02110; Amalgamated Gadget, L.P., City Center Tower II, 301 Commerce Street, Suite 2975, Fort Worth, Texas 76102 and SAFECO Corporation, SAFECO Plaza, Seattle, Washington 98185.

(2) Each named person or group is considered to be the beneficial owner of securities that the person may acquire within 60 days through the exercise or conversion of convertible securities, options, warrants and rights, if any. Those securities are included in the total number of outstanding shares when computing the percentage beneficially owned by the person or group. The securities are not included in the total number of outstanding shares when computing the percentage of shares beneficially owned by any other person or group. The number of shares includes shares that would be issued when a person converts convertible securities or when a person or group exercises options (including employee stock options).

(3) The information is based on the Schedule 13G filed with the SEC reflecting ownership as of December 31, 2000.

(4) Includes 2,925 shares subject to options that are currently exercisable and 1,926,636 shares held by a trust of which Mr. Pettinelli is trustee and beneficiary.

(5) Includes 6,300 shares subject to options that are presently exercisable. Does not include shares held for the benefit of family members in trusts with an independent trustee.

(6) As husband and wife, James R. Fornear and Margaret H. Fornear each may be considered the beneficial owner of the common shares owned by the other under the applicable rules of the SEC. Both Mr. and Mrs. Fornear disclaim such beneficial ownership. Does not include shares owned by Mr. and Mrs. Fornear's adult children.

(7) Includes 703,546 shares subject to options that are presently exercisable, 3,600 shares held by Mrs. Geary in which Mr. Geary disclaims beneficial ownership and 2,654 shares held for the benefit of Mr. Geary by the Retirement Savings Plan over which Mr. Geary has no voting power but does have investment power. Also includes 224,000 shares held by three limited liability companies in which Mr. Geary holds 50 percent interest and over which he shares voting and investment power.

(8) Does not include shares held for the benefit of family members in trusts with an independent trustee.

(9) Represents shares held by a limited partnership of which Mr. Foster is the general partner of the general partner of the limited partnership.

(10) Represents shares owned jointly by Dr. and Mrs. Mitsos over which they share voting and investment power and includes 1,125 shares subject to options that are presently exercisable.

(11) Includes 154,345 shares subject to options that are presently exercisable.

(12) Includes 3,300 shares owned jointly by Mr. and Mrs. Dunn over which they share voting and investment power and 130,720 shares subject to options that are presently exercisable.

(13) Includes 3,150 shares subject to options that are presently exercisable. Does not include 155,622 shares held in trust for the benefit of Mrs. Sandford and their children for which Mrs. Sandford is trustee and over which Mr. Sandford has no voting or investment power and in which he disclaims any beneficial interest.

(14) Includes 15,300 shares subject to options that are presently exercisable. Mr. Lunsford also owns ResCare 6 percent Convertible Subordinated Notes due 2004 at a face value of $975,000. These notes are convertible into 51,834 shares, which are not included in the total. Upon conversion, Mr. Lunsford's ownership would remain less than 1 percent.

(15) Includes 4,500 shares over which Ms. Kirtley exercises sole voting and investment power and 28,500 shares over which she shares voting and investment power with her husband. Also includes 600 shares in Dr. Kirtley's IRA over which Ms. Kirtley has neither voting nor investment power and includes 6,300 shares subject to options that are presently exercisable.

(16) Includes 15,300 shares subject to options that are presently exercisable.

(17) Includes 20,500 shares subject to options that are presently exercisable and 1,131 shares held by the Retirement Savings Plan over which Mr. Gronefeld has no voting power, but does have investment power. Also includes 700 shares held in Mrs. Gronefeld's IRA over which Mr. Gronefeld holds neither voting nor investment power.

(18) Includes 1,119,051 shares subject to options that are presently exercisable.

                              ELECTION OF DIRECTORS

                           (ITEM 1 ON THE PROXY CARD)

     Since ResCare became publicly held in 1992, ResCare's Amended and Restated Articles of Incorporation have provided that if the number of directors at any time equals or exceeds nine, then at that time the board of directors must be divided into three classes as equal in number as possible. The board of directors must make the initial allocation of the directors among the classes, which are designated as Class I, Class II and Class III.

     On July 3, 2001, the board of directors increased the size of the board to nine members and elected Michael J. Foster as a director. As required by the Amended and Restated Articles of Incorporation, the board allocated the present directors into classes as shown under "Nominees" below.

     At the 2001 annual meeting, shareholders will elect nine directors. The directors elected to Class I positions will serve one-year terms, those elected to Class II will serve two-year terms and those elected to Class III will serve three-year terms. Beginning in 2002, the terms of one class of directors will expire at each annual meeting, and shareholders will elect directors in that class to new three-year terms.

NOMINEES

     The proxy holders, unless you instruct them otherwise, intend to vote the shares covered by valid proxies FOR the election of the nine nominees named in the following table to the board of directors in the classes designated. If any of these people will not be available for election, the proxy holders will have the discretion to vote FOR a substitute. In addition, the proxy holders will have the discretion to vote or withhold their vote for any additional nominees named by shareholders and to vote cumulatively if a shareholder should vote cumulatively. The board of directors is not aware of any circumstances in which any of the following people would not be available to continue to serve as a director, if elected.


                                    DIRECTOR OR
NAME                        AGE    OFFICER SINCE   PRINCIPAL OCCUPATION
----                        ---    -------------   --------------------

CLASS I - 2002
Michael J. Foster           48         2001        Partner of RFE Investment Partners V, LP
Olivia F. Kirtley           50         1998        Certified Public Accountant
Vincent D. Pettinelli       57         1999        Retired

CLASS II - 2003
Seymour L. Bryson           63         1989        Associate   Chancellor   (Diversity),   Southern  Illinois  University  at
                                                   Carbondale
W. Bruce Lunsford           53         1992        Chairman of the Board of Ventas, Inc.
E. Halsey Sandford          68         1984        Retired

CLASS III - 2004
James R. Fornear            70         1974        Retired
Ronald G. Geary             54         1990        Chairman of the Board, President and Chief Executive Officer of ResCare
Spiro B. Mitsos             70         1974        Retired

     JAMES R. FORNEAR, the founder of ResCare, served as Chairman of the Board of ResCare from 1984 until 1998. Mr. Fornear was the President of ResCare from 1974 to 1990 and Chief Executive Officer of ResCare from 1989 to 1993.

     RONALD G. GEARY, an attorney and certified public accountant, has served as a director and President of ResCare since 1990 and as Chief Executive Officer since 1993. He was elected Chairman of the Board in June 1998 when Mr. Fornear retired. Before he was named Chief Executive Officer, Mr. Geary was Chief Operating Officer of ResCare from 1990 to 1993. Mr. Geary is a director of Ventas, Inc., a real estate investment trust and Alterra Healthcare Corporation, a leading operator of assisted living communities.

     E. HALSEY SANDFORD has been a director of ResCare since 1984 and served as Senior Executive from 1997 until March 2001 when he retired. From 1992 to 1997, Mr. Sandford served as Executive Vice President responsible for development for ResCare's Division for Persons with Disabilities.

     SPIRO B. MITSOS, PH.D., a retired psychologist, has been a director of ResCare since 1974. He has been Secretary of ResCare since 1984 and he served as Treasurer of ResCare from 1984 until 1998. Dr. Mitsos was employed by ResCare to provide psychological consultation services to facilities operated by ResCare from 1984 until he retired in 2000. Dr. Mitsos has served as an adjunct faculty member at Southern Illinois University, the University of Kentucky and the University of Evansville.

     SEYMOUR L. BRYSON, PH.D. has served as a director of ResCare since 1989. Since 1984, Dr. Bryson has held several positions with Southern Illinois University at Carbondale, including professor in the University's Rehabilitation Institute, Dean of the College of Human Resources, Special Assistant to the Chancellor, Executive Assistant to the President and Executive Assistant to the Chancellor.

     W. BRUCE LUNSFORD, an attorney and certified public accountant, has served as a director of ResCare since 1992. He is the founder, Chairman and former CEO of Ventas, Inc., a New York Stock Exchange listed real estate investment trust. He is the founder, and former Chairman and CEO of Vencor, Inc., a leading provider of long-term hospital care to chronically ill patients, serving from 1985 until January 1999. Vencor filed voluntary petitions for protection under Chapter 11 of the federal bankruptcy code in September 1999 and emerged in April 2001 after successfully completing its financial restructuring. Mr. Lunsford is also the founder and former Chairman of Atria Communities, Inc., which operates assisted living and independent living communities. Mr. Lunsford is a director of National City, Kentucky and a former director of National City Corporation, a financial services company. He is a former director of Churchill Downs, Inc., an operator of thoroughbred racing tracks.

     OLIVIA F. KIRTLEY, a certified public accountant, has served as a director of ResCare since 1998. Ms. Kirtley is Past Chair of the American Institute of Certified Public Accountants (AICPA) and currently serves as Chair of the AICPA Board of Examiners. From 1991 to 2000, Ms. Kirtley served as Vice President and Chief Financial Officer of Vermont American Corporation, a leading manufacturer and marketer of power tool accessories. Ms. Kirtley is a director of Lancer Corporation, a worldwide manufacturer and distributor of fountain drink dispensing equipment.

     VINCENT D. PETTINELLI has served as a director of ResCare since 1999. Mr. Pettinelli is the founder of PeopleServe, Inc., a provider of services to persons with mental retardation and developmental disabilities serving as president from 1979 until 1996 and as Chairman of the Board from 1996 until its acquisition by ResCare in 1999.

     MICHAEL J. FOSTER has served as a director of ResCare since July 2001. Since 1989, Mr. Foster has been employed by RFE Management Corp., the investment manager for RFE Investment Partners V, L.P. and other private equity investment funds. Mr. Foster currently serves as a director of several privately held portfolio companies of RFE Investment Partners V, L.P. and the other investment funds managed by RFE Management Corp.

     During 2000, there were eleven meetings of the board of directors. During this period, each director attended at least 75 percent of all meetings of the board of directors and of the committees on which he or she served during the year.

EXECUTIVE OFFICERS OF RESCARE

     In addition to Mr. Geary, the executive officers of ResCare are Jeffrey M. Cross, Paul G. Dunn, Ralph G. Gronefeld, Jr., L. Bryan Shaul, Vincent F. Doran and Katherine W. Gilchrist.

     Mr. Cross, age 48, has served as President, Division for Persons with Disabilities, since 2000, after serving as Executive Vice President of Operations, Division for Persons with Disabilities since 1994. Mr. Cross has been employed with ResCare since 1984 except for a period between 1987 and 1989. He has served in various administrative positions in ResCare's Division for Persons with Disabilities. In 1991, he was named Vice President for Operations in Kentucky and Indiana.

     Mr. Dunn, age 35, has served as Chief Development Officer since 1997 and has responsibility for overseeing all ResCare's development activities. From 1999 to 2000, he served as Executive Vice President for Alternative Youth Services and Youthtrack. From 1992 to 1997, Mr. Dunn was employed by Laidlaw, Inc., most recently as Corporate Director, Financial Operations for the Laidlaw Medical Transportation, Inc. subsidiary, an operator of ambulance services.

     Mr. Gronefeld, age 42, was named Executive Vice President-Operations, Division for Persons with Disabilities in March 2001 after serving as Chief Financial Officer since May 1998. He previously served as Executive Vice President of Operations for the Division for Youth Services and Vice President responsible for ResCare's Alternative Youth Services and Youthtrack subsidiaries. Mr. Gronefeld joined ResCare in June 1995 as Director of Internal Audit. From July 1995 through March 1996, he served as interim senior administrator for ResCare's west region in its Division for Persons with Disabilities.

     Mr. Shaul, age 56, has served as Executive Vice President of Finance and Administration and Chief Financial officer since March 2001. Before coming to ResCare, he served at Humana, Inc., a health insurance company, as Vice President-Finance and Controller from March 2000, and as Vice President of Mergers and Acquisitions from March 1999 to March 2000. Before joining Humana, Mr. Shaul was Chief Financial Officer of Primary Health, Inc. in Boise, Idaho, a physician practice management and HMO company, from February 1997 to February 1999, Chief Financial Officer of Pacific Eyenet, Inc. in Los Angeles, California, a physician practice management company, from August 1996 to February 1997 and Chief Financial Officer of Right CHOICE Managed Care, Inc., a health insurance company, from March 1994 to December 1995.

     Mr. Doran, age 50, has served as President, Division for Youth Services, since August 2000 after serving as President, Job Corps Operations from 1997. Before joining ResCare, Mr. Doran was President for Job Corps Operations for Teledyne Economic Development, a product line of the Teledyne Controls business of Teledyne Industries, Inc., a publicly traded conglomerate where he had been employed in various capacities for twenty-five years.

     Ms. Gilchrist, age 49, a certified public accountant, joined ResCare as Vice President and Chief Financial Officer for the Division for Persons with Disabilities in March 2001. From 1998 to 2001, Ms. Gilchrist served as Vice President-Financial Operations for the East Region of American Medical Response, Inc. (a subsidiary of Laidlaw, Inc.), a national healthcare transportation services company. From 1996 to 1998, she was Vice President of Operations for ConnectiCare, Inc., a health maintenance organization serving the state of Connecticut. From 1994 to 1996, she was Managing Director of MHC Operations for CSC Healthcare Systems, Inc. (a subsidiary of Computer Sciences Corporation), a company that developed and implemented computer systems for health maintenance organizations and related companies.

COMMITTEES OF THE BOARD OF DIRECTORS

     ResCare's board of directors has an executive committee, an audit committee, a compliance oversight committee and an executive compensation committee. The board of directors appoints the members of each committee for a term beginning after the first regular meeting of the board following the annual meeting and until their respective successors are elected and qualified.

     EXECUTIVE COMMITTEE

     The executive committee's primary responsibility is to act as an interim board on business matters normally brought before the directors. The executive committee is responsible for developing and monitoring ResCare's long-range plans, determining the types and frequency of reports required by the board, reviewing all expansion plans for recommendation to the board, assisting in monitoring relationships with financial institutions and reviewing performance evaluations, salary increases and bonuses for key staff members. Messrs. Fornear, Geary and Sandford currently serve as members of the executive committee. During 2000, there were four meetings of the executive committee.

     AUDIT COMMITTEE

     The audit committee recommends to the board the auditing firm to be selected each year as independent auditors of ResCare's financial statements and to perform services related to the audit. It also reviews with the independent auditors the scope and results of their audit as well as ResCare's financial condition and results of operations, internal accounting and control procedures, financial reporting policies and practices, internal audit reports and accounting and finance human resources and succession planning and makes reports and recommendations to the board as it deems appropriate.

     The audit committee also reviews, at least once each year, the terms of all material transactions and arrangements between ResCare and its affiliates. For additional information, see the Report of the Audit Committee on page 20. Ms. Kirtley and Messrs. Bryson and Lunsford serve as members of the Audit Committee of which Ms. Kirtley is chair. All of the members are non-employee directors of ResCare and are "independent" directors within the meaning of the Nasdaq National Market listing standards. The committee met five times during 2000.

     COMPLIANCE OVERSIGHT COMMITTEE

     The compliance oversight committee assists the board of directors in monitoring the effectiveness of ResCare's corporate compliance program. Messrs. Mitsos, Pettinelli and Sandford currently serve as members of the compliance oversight committee. The committee was established in December 2000 and thus did not meet in 2000.

     EXECUTIVE COMPENSATION COMMITTEE

     The executive compensation committee determines the cash and other incentive compensation, if any, to be paid to ResCare's executive officers and administers ResCare's stock option plan. Mr. Bryson and Ms. Kirtley currently serve as members of the executive compensation committee, which Mr. Bryson chairs, and are independent non-employee directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934). The committee did not meet formally during 2000, but acted on matters by unanimous written consent.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Lunsford, a director of ResCare, is Chairman of the Board of Ventas, Inc., a real estate investment trust. Mr. Lunsford owns less than 5 percent of its common stock and less than 1 percent of ResCare common shares. Ronald G. Geary, a director and Chairman of the Board, President and Chief Executive Officer of ResCare was elected to the Board of Directors of Ventas in May 1998 and served on its executive compensation committee until May 31, 2001. Mr. Geary is the beneficial owner of approximately 6.9 percent of ResCare common shares and less than 1 percent of Ventas common stock.

     In October 1998, ResCare acquired the stock of Tangram Rehabilitation Network, Inc. As part of that transaction, immediately before the closing, Tangram sold ten real estate properties to Ventas. Tangram then leased the properties back from Ventas. The lease is for a term of twelve years with options to renew for four five-year terms. The annual rent is 10.25 percent of the sales price annually adjusted based on consumer price index subject to some limitations specified in the agreement. Messrs. Lunsford and Geary did not participate when the boards of Ventas and ResCare discussed and voted on the transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to the other relationships and transactions described in the preceding section, Mr. Pettinelli has an interest in partnerships that own approximately 60 properties that are leased to subsidiaries of ResCare or to non-profit agencies with which subsidiaries of ResCare have management agreements. The leases generally have terms ranging from 10 to 25 years. Rental under these leases totals approximately $1.0 million annually. In addition, PeopleServe, Inc., a subsidiary of ResCare, has guaranteed or in some other way agreed to be obligated for the payment of funds borrowed by these partnerships from third party lenders. Mr. Pettinelli has agreed to indemnify PeopleServe on its guaranty obligations, and the indemnification is secured by a pledge of escrowed ResCare common shares and/or other securities.

     In June 2001, a subsidiary of ResCare sold nine real estate properties to S-M Properties, LLC, in which a stepdaughter of Mr. Fornear and her husband have an interest. The property was sold for $3.7 million and is leased by another ResCare subsidiary at rent equal to 11 percent of the sales price annually. The lease is for a term of 15 years with options to renew for two 5-year and one 4-year, 11 month terms. Mr. Fornear did not participate when the executive committee and the board discussed the transaction.

INDEBTEDNESS OF MANAGEMENT

     In April 2000, ResCare loaned Mr. Cross the principal sum of $100,000 to assist him in paying tax obligations resulting from the exercise of stock options. The interest rate on the note is the prime rate (9 percent at the time of the loan) and is due within thirty days after Mr. Cross ceases to be employed by ResCare. On April 1 of each year beginning April 1, 2001, provided Mr. Cross remains employed full-time with ResCare and has satisfied tax withholding requirements in the loan agreement, the outstanding principal balance will be reduced by $25,000 and the aggregate amount of interest accrued but unpaid on such amount of principal reduction shall be reduced and forgiven. If Mr. Cross' employment is terminated without cause, the entire remaining principal balance and all accrued and unpaid interest on both notes shall be forgiven and deemed additional severance pay to Mr. Cross. On March 1, 2001, ResCare loaned Mr. Cross an additional $100,000 at an interest rate equal to the prime rate (9 percent at the time of the loan), due within thirty days after Mr. Cross ceases to be an employee of ResCare. On the last day of each calendar month commencing March 2001, the outstanding principal balance of the second note will be reduced by $2,941.18 and the accrued but unpaid interest on that reduction amount will also be reduced and forgiven. The reductions and forgiven amounts shall be considered compensation bonuses under Mr. Cross' employment agreement.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires ResCare's directors and executive officers and people who own more than 10 percent of ResCare's common shares to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission. Based on a review of these reports, there were no late filings of the reports.

REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     The executive compensation committee believes the most effective executive compensation program aligns the interests of shareholders and executives. ResCare's primary objective is to provide quality services to people with special needs while enhancing long-term shareholder value. The executive compensation committee is committed to a strong, positive link between ResCare's strategic business goals and its compensation and benefit goals.

       ResCare's executive compensation program has been designed to support the objective of creating shareholder value by:

          - providing rewards that are closely linked to individual, divisional and company-wide performance in achieving quality of service and financial goals;
          - providing compensation opportunities that create an environment that attracts and retains talented employees on a long-term basis; and
          - directly aligning the interests of executives with the long-term interests of shareholders by making long-term stock appreciation a cornerstone of executive compensation through award opportunities that can result in the ownership of substantial amounts of the common shares.

     The executive compensation committee determined that employment contracts with executive officers as well as other key employees serve to attract and retain the high quality employees that ResCare needs. The employment contracts for the named executive officers are described in this proxy statement.

     ResCare's executive compensation program has three components: base salary, annual cash incentive (bonus) and long-term incentive opportunity in the form of incentive and non-qualified stock options. The annual incentive bonus and Mr. Geary's long-term stock-based incentive are related to the performance of the individual, the applicable operating division, and ResCare in achieving quality of service operational and financial goals. Other than Mr. Geary, the executives have received one-time grants of incentive stock options at the time they signed new employment contracts. The committee may determine to award additional stock option grants based on performance.

     BASE SALARIES

     Individually negotiated employment contracts determine the base salaries of the named executive officers. The base salaries, which are generally subject to annual cost-of-living increases, are designed to be market competitive with other similar companies.

     ANNUAL INCENTIVES

     Under the annual bonus plan, ResCare makes awards that are based on achieving individual, division, and company-wide quality of service operational and financial performance goals.

     STOCK OPTIONS

     ResCare's incentive stock option plan ties the interests of the executives to the interests of the shareholders and to ResCare's long-term performance. Grants of options are related to an employee's position, responsibility and performance and for the most part are based on employment contracts with the employees.

     EXECUTIVE COMPENSATION

     Mr. Geary's individually negotiated employment agreement established his compensation for 2000. In 1995, the committee had reviewed salary studies which indicated that ResCare should increase Mr. Geary's compensation and that he should be granted options, based on comparisons with similar companies. Mr. Geary's bonuses are based on performance criteria of ResCare that Mr. Geary and the members of the committee determine before January 1 for the upcoming year. For 2000, Mr. Geary was not awarded a cash bonus based on the performance of ResCare.

     In light of their considerable contributions and value to the operations of ResCare and as an inducement to them to remain employed by ResCare, ResCare entered into employment agreements with Messrs. Cross, Dunn, Gronefeld and Doran in 1997 which were superseded by new agreements in 2001. The terms of the employment agreements with these executives are described in this proxy statement. ResCare also entered into employment agreements with Ms. Gilchrist and Mr. Shaul in 2001.

     Because we do not contemplate that ResCare will pay its executive officers any compensation that will be subject to the $1 million limitation on deductions imposed by Section 162(m) of the Internal Revenue Code, we have not adopted any policies with respect to limiting executive compensation to amounts that are deductible.

                                           EXECUTIVE COMPENSATION COMMITTEE

                                           Seymour L. Bryson, Chair
                                           Olivia F. Kirtley

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table provides information concerning compensation awarded to, earned by or paid to the executive officers of ResCare during the year ended December 31, 2000.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                      ANNUAL COMPENSATION                AWARDS
                                                      -------------------                ------
                                                                                       SECURITIES
                                                                                       UNDERLYING
        NAME AND PRINCIPAL POSITION                                                   OPTIONS/SAR          ALL OTHER
          AS OF DECEMBER 31, 2000               YEAR      SALARY       BONUS (1)        (SHARES)        COMPENSATION (2)
          -----------------------               ----      ------       ---------        --------        ----------------

Ronald G. Geary                                 2000    $  332,253   $        0                 0        $   14,459
  Chairman of the Board, President and          1999       314,786            0                 0            36,174
  Chief Executive Officer                       1998       311,279            0          253, 100            36,669

E. Halsey Sandford(3)                           2000       103,317            0                 0             4,476
  Senior Executive                              1999       100,000            0                 0            10,000
                                                1998       100,000            0                 0            10,173

Jeffrey M. Cross                                2000       182,888            0                 0                 0
  Executive Vice President Operations           1999       152,250            0                 0            22,838
  Division for Persons with Disabilities        1998       152,267            0            93,700            18,463

Paul G. Dunn                                    2000       163,178            0                 0             7,074
  Executive Vice President, Development         1999       155,822            0                 0             9,000
  and Alternative Youth Services and            1998       150,000            0            93,700            17,810
  Youthtrack

Ralph G. Gronefeld, Jr.                         2000       164,504            0                 0             7,127
  Executive  Vice President Finance &           1999       155,000            0                 0             9,300
  Administration/Chief Financial Officer        1998       135,736            0           127,500             9,538

---------------------------------------------

(1) Bonuses paid to the executive officers are based on their employment agreements. For 1999 and 2000, there were no cash bonuses. In September 1998, additional options were granted under ResCare's 1998 Omnibus Stock Option Plan instead of cash bonuses that would have been awarded in February 1999 for the year 1998.

(2) Except as noted, All Other Compensation represents amounts ResCare contributed to the Retirement Savings Plan, and to the 401(k) Restoration Plan, which is described later. Mr. Geary's other compensation for 1998 and 1999 includes $7,241 and $17,287, respectively, for personal use of the ResCare corporate airplane. Mr. Dunn's other compensation for 1998 includes forgiveness of the balance of $6,274 due on a loan ResCare made to him when he moved.

(3) Effective February 28, 2001, Mr. Sandford retired as Senior Executive of ResCare. Mr. Sandford remains as a director of ResCare.

     ResCare has established the 401(k) Restoration Plan to permit certain members of management to defer compensation pre-tax and to permit ResCare to contribute on behalf of such employees without the restrictions imposed by the Internal Revenue Code on the tax-qualified Retirement Savings Plan.

ResCare's matching contribution on behalf of each participant matches the employee's contribution dollar for dollar up to the first 3 percent and one-half of the next 3 percent of the employee's salary, which is the same as the contribution ResCare makes for employees who participate in ResCare's Retirement Savings Plan.

     OPTION GRANTS FOR 2000

     There were no options granted to the executive officers named on the compensation table during 2000.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     Mr. Cross exercised stock options during the year ending December 31, 2000. The following table indicates the total number of exercisable and unexercisable stock options on December 31, 2000 held by the executive officers named in the Summary Compensation Table and the related value of such options based on the last sales price of the common stock on The Nasdaq National Market on December 29, 2000 of $4.50 per share.

                                                              NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                                 AT DECEMBER 31, 2000 (#)         AT DECEMBER 31, 2000 ($)
                                                                 ------------------------         ------------------------
                               SHARES
                            ACQUIRED ON    VALUE REALIZED
          NAME              EXERCISE (#)       ($) (1)         EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----              ------------       -------         -----------     -------------    -----------    -------------

Ronald G. Geary                       0                0      591,046 shares         0 shares   $          0    $         0
E. Halsey Sandford                    0                0        2,025 shares         0 shares              0              0
Jeffrey M. Cross                  9,000           19,000      148,244 shares    11,081 shares              0              0
Paul G. Dunn                          0                0      128,720 shares     7,480 shares              0              0
Ralph G. Gronefeld, Jr.               0                0       15,150 shares     2,400 shares              0              0

--------------------------

(1) Market value on the date of exercise of shares acquired upon exercise, less the option exercise price.

EMPLOYMENT AGREEMENTS

     Mr. Geary has an employment agreement that was signed in 1995 with ResCare and extends for a five-year term. It expires in September 2001, and it automatically renews for one-year periods beginning one year before the expiration date so that the remaining term equals two years unless either ResCare or Mr. Geary gives notice of termination. Under the agreement, Mr. Geary receives a base salary of $300,000 which is adjusted each year based on the increase in the consumer price index for Urban Wage Earners and Clerical Workers. Mr. Geary is eligible for an annual bonus equal to up to 50 percent of his base salary based on performance criteria that Mr. Geary and the executive compensation committee mutually agree to on or before January 1 of each year. Effective on the date of the agreement, Mr. Geary was granted options to purchase 97,500 ResCare common shares (adjusted for stock splits) at a price of $16.00 per share which could be exercised beginning with the date of the grant. In addition, ResCare will grant options to purchase 112,500 common shares on the last Thursday of February during each of the remaining years of the term of the agreement at the fair market value on the date of the grant. In May 2000, Mr. Geary terminated options for 112,500 shares granted under his employment agreement for February 1998 for consideration of $1.00 and he waived options for 112,500 shares that would have been granted for February 2000 under his employment agreement for consideration of $1.00. ResCare also agreed to reimburse Mr. Geary for a portion of federal and state income taxes that Mr. Geary owes because of his exercise of options granted in his prior agreement under a formula outlined in the current agreement. In November 1996, the agreement was amended to grant Mr. Geary options to purchase 112,797 common shares at the closing price on the date of the grant, or $15.25, and to delete ResCare's obligation to reimburse the taxes.

     In addition, ResCare provides to Mr. Geary maximum disability insurance coverage permitted under ResCare's current benefit plan, equips an office in Mr. Geary's home, pays fees for personal tax and financial planning and for an annual physical. The agreement also provides that if Mr. Geary's employment is terminated following a change in the control of ResCare, Mr. Geary will be entitled to receive the unpaid balance of his full base salary through the effective termination date of the agreement and for an additional two years. The agreement may be terminated with or without cause at any time. If it is terminated without cause, Mr. Geary will continue to receive his base salary for the balance of the term. He would also receive a prorated bonus earned for that year plus any unpaid cash bonus for a prior year. If there is a change of control of ResCare, or if the agreement is terminated without cause, ResCare will repurchase unexercised vested options.

     ResCare has employment agreements with Messrs. Cross, Dunn and Gronefeld that contain substantially the same terms and conditions. The agreements are for initial terms of three years commencing January 1, 2001. The agreements renew automatically for one-year periods after the expiration of their respective terms unless either ResCare or the employee gives notice of termination. ResCare may terminate all of the agreements with or without cause at any time. Base salary for Messrs. Dunn and Gronefeld is $210,000 and $265,000 for Mr. Cross, subject to annual increases equal to the greater of 5 percent or the consumer price index "All Items" category. When Mr. Dunn was employed by ResCare, he executed a promissory note to ResCare for $15,000. The maturity date of the note was extended in Mr. Dunn's employment agreement to May 2003 and on May 1 of each year beginning in 2001, ResCare will forgive one-third of the outstanding principal balance of the note and one-third of the accrued and unpaid interest provided Mr. Dunn remains a full-time employee of ResCare. In addition to the loan forgiveness and reductions discussed in "Indebtedness of Management" for Mr. Cross, under Mr. Cross' agreement, ResCare will reimburse Mr. Cross for enrollment and participation in the Vanderbilt University Masters of Business Administration Program under ResCare's tuition reimbursement program subject to the rules of the plan except that the maximum reimbursement is increased to $50,000 a year.

     Each of these executives also participates in an annual incentive program and is eligible to receive a cash bonus based on an incentive program for the executive established each year in the contract or by ResCare Chairman. Messrs. Dunn and Gronefeld may earn up to 40 percent and Mr. Cross up to 50 percent of their base salaries based on meeting established division and/or company performance goals. The incentive payments will be determined quarterly.

     Upon entering into the agreements, each of the executives received a one-time grant of stock options. Mr. Cross was granted options to purchase 50,000 ResCare common shares on March 8, 2001 and Messrs. Gronefeld and Dunn were each granted options to purchase 25,000 ResCare common shares on March 8, 2001. For each executive, the options vest in 20 percent increments annually beginning as of the grant date.

     If any of the agreements with Messrs. Cross, Dunn and Gronefeld are terminated by ResCare without cause, the employee will receive his full base salary for one year after termination. In addition, for Messrs. Cross and Dunn, ResCare will forgive the remaining principal balance and accrued but unpaid interest on notes of the executives payable to ResCare. If ResCare terminates an executive's employment agreement for cause, the executive would not be entitled to any compensation following the date of termination other than the pro rata amount of the then current base salary through such date. If his employment is terminated for any reason, Mr. Geary will be prohibited from competing with ResCare for one year and Messrs. Cross, Dunn and Gronefeld will be prohibited from competing with ResCare for eighteen months.

COMPENSATION OF DIRECTORS

     Directors who are employees of ResCare receive no compensation for their services as directors. Each of ResCare's non-employee directors (all of the directors except Mr. Geary) receives:

          -    an annual retainer of $18,000;
          -    $1,500 for each board meeting that he or she attends;
          -    $750 for each committee meeting he or she attends;
          -    an annual retainer of $3,000 as a chair of a committee;
          - an annual retainer of $36,000 for members of the executive committee; and
          - an annual grant of options to purchase 4,500 ResCare common shares under the 2000 Nonemployee Directors Stock Ownership Incentive Plan. In 2000, option grants were limited to 3,600 common shares for each director because of the limited number of shares available under the prior 1993 plan.

     Mr. Sandford's individually negotiated employment agreement established his compensation for 2000. It provided for a time commitment of 32 hours a week and a salary of $100,000 to reflect the reduced time commitment. Mr. Sandford's contract expired in March 2001 and was not renewed due to his retirement.

     In connection with their service as a special committee to evaluate a proposed transaction involving management of ResCare, Ms. Kirtley and Messrs. Lunsford and Mitsos each received $73,000 from ResCare in 2000.

PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return realized by ResCare's shareholders during the period from December 31, 1995 through December 31, 2000, as compared to the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Health Services Index. The Nasdaq Health Services Index is prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago using companies within Standard Industrial Classification code 80 (Health Care). Upon request, ResCare will promptly provide to shareholders a list of all companies included in this Index. The graph assumes the investment on December 31, 1995 of $100 in ResCare common shares at the closing trading price on that date. Cumulative total shareholder return for a given period is measured by the dividends paid, assuming dividend reinvestment, and the change in the share price during that period; the sum of these two factors is then divided by the per share price at the beginning of that period. Because ResCare has declared no dividends on its common shares since it became publicly traded, cumulative total shareholder return on ResCare's common shares since December 31, 1995 is based on its closing trading price.

                                    [GRAPH]
                               Performance Graph


                     1995       1996      1997      1998       1999       2000
                     ----       ----      ----      ----       ----       ----
RSCR               100.00     156.73    259.71     331.65     171.28     60.45
Nasdaq             100.00     123.04    150.69     212.51     394.92    237.62
Nasdaq Health      100.00      99.86    102.46     86.85       69.88     95.80

REPORT OF THE AUDIT COMMITTEE

     The audit committee oversees ResCare's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in ResCare's Annual Report on Form 10-K for the year ended December 31, 2000 with management. In the course of their review, the audit committee discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of ResCare's accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States of America. ResCare's independent auditors also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and ResCare including the matters in the written disclosures required by the Independence Standards Board. The audit committee has also considered the compatibility of non-audit services with the auditors' independence.

     The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of ResCare's internal controls, and the overall quality of ResCare's financial reporting.

     The three directors who serve on the audit committee are all "independent" for purposes of the Nasdaq National Market listing standards. To be "independent," a director must not have, in the view of the board of directors, a relationship that may interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Until May 31, 2001, only two of ResCare's eight directors, both of whom are members of the audit committee, were "independent." The third member, W. Bruce Lunsford, did not become "independent" until May 31, 2001, when Ronald G. Geary resigned from the executive compensation committee of Ventas, Inc., for which Mr. Lunsford serves as Chairman of the Board. The board of directors appointed Mr. Lunsford as the third member of the audit committee, the minimum number required by the Nasdaq National Market listing standards, based on Mr. Lunsford's background as a certified public accountant and chief executive officer.

     The board has adopted a written charter setting out the audit related functions the audit committee is to perform. A copy of the charter is attached to this proxy statement as Appendix A.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board (and the board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and

Exchange Commission. The audit committee and the board have also recommended, subject to shareholder ratification, the selection of ResCare's independent auditors.

     The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts except to the extent that ResCare specifically incorporates this information by reference.

                                                AUDIT COMMITTEE
                                                Olivia F. Kirtley, Chair
                                                W. Bruce Lunsford, Member
                                                Seymour L. Bryson, Member


                                                July 24, 2001

                        SELECTION OF INDEPENDENT AUDITORS

                           (ITEM 2 ON THE PROXY CARD)

     Subject to ratification by shareholders at the annual meeting, the board of directors has selected the firm of KPMG LLP as the independent auditors for ResCare to audit its financial statements for the fiscal year ending December 31, 2001. KPMG LLP has served as the independent auditors for ResCare for all fiscal years beginning with the fiscal year ending December 31, 1989 and is, therefore, familiar with the affairs and financial procedures of ResCare. A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

       Fees paid to KPMG LLP for the fiscal year ended December 31, 2000 were:
          - AUDIT FEES. The aggregate fees billed for professional services rendered for the audit of ResCare's annual financial statements for the year ended December 31, 2000, audits of financial statements of certain of ResCare's subsidiaries and the reviews of the financial statements included in ResCare's Quarterly Reports on Form 10-Q for that year were approximately $597,000.
          - ALL OTHER FEES. The aggregate fees billed for professional services rendered by KPMG LLP, other than fees for the services rendered under the caption "Audit Fees," during the year ended December 31, 2000 were approximately $240,000. These services consisted primarily of audits of ResCare's employee benefit plans and consultation relating to special transactions.
          - FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees paid for financial systems design or implementation.

     The board of directors recommends that the shareholders vote FOR ratification of the selection of KPMG LLP as ResCare's independent auditors.

               SHAREHOLDERS' PROPOSALS FOR THE 2001 ANNUAL MEETING

     Under Rule 14a-8 promulgated under the Exchange Act, ResCare shareholders may present proposals to be included in the ResCare proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to ResCare in a timely manner. Any such proposal must comply with Rule 14a-8.

     ResCare's by-laws require shareholders who intend to propose business for consideration by shareholders at an annual meeting, other than shareholder proposals that are included in the proxy statement, to give written notice to the Secretary of ResCare not less than sixty days and not more than ninety days before the annual meeting. If shareholders receive less than seventy days notice or prior public disclosure of the date of the meeting, the Secretary of ResCare must receive notice of business to be proposed not later than the tenth day following the day on which ResCare mailed or publicly disclosed notice of the annual meeting. A shareholder must submit a matter to be raised at ResCare's 2002 annual meeting and included in the proxy statement no later than March 29, 2002 and must include a brief description of the business, the reasons for conducting such business, any material interest the shareholder has in such business, the name and address of the shareholder as they appear on ResCare's books and the class and number of ResCare common shares the shareholder beneficially owns.

     SEC rules set forth standards for what shareholder proposals ResCare is required to include in a proxy statement for an annual meeting.

                                  OTHER MATTERS

     The board of directors does not know of any other business to be presented for consideration at the meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters based on their best judgment.

     ResCare will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of ResCare (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy cards and proxy materials to the shareholders they represent and ResCare will reimburse them for their expenses.

     ResCare will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained in the report. ResCare will also furnish copies of any exhibits to the report upon request, but may charge a reasonable copying charge. Shareholders should address requests for copies of any of these materials to Nel Taylor, Chief Communications Officer, ResCare, Inc., 10140 Linn Station Road, Louisville, Kentucky 40223.


                                           By order of the Board of Directors

                                           SPIRO B. MITSOS
                                           SECRETARY



                                           -----------------------------

     Please date, sign and return the enclosed proxy card in the enclosed envelope at your earliest convenience. Postage is not required if it is mailed in the United States.

                                  APPENDIX "A"

                                  RESCARE, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be appointed by the board and one member will be elected committee chair by the board. The committee composition will meet the requirements of the National Association of Security Dealers
(NASD) for audit committees, including at least three directors who are independent of management of ResCare, each of whom shall be financially literate, and at least one member with accounting or financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, investment community, governmental bodies and the public relating to the financial statements and the financial reporting process of ResCare, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of ResCare's financial statements. In doing so, it is the responsibility of the audit committee to maintain free and open means of communication between the committee, the independent auditors, internal auditor and the management of ResCare. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of ResCare and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES

     The primary responsibility of the audit committee is to oversee ResCare's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing ResCare's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions. The committee should take appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices and ethical behavior.

       In carrying out these responsibilities, the audit committee will:

          - meet four times per year or more frequently as circumstances require;
          - review and recommend to the board annually the selection of ResCare's independent auditors;
          - confirm and assure the independence of the independent auditors, including receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and ResCare, as required by the Independence Standards Board. The committee should actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and take appropriate action to oversee the independence of the outside auditors;
          - meet with the independent auditors and financial management of ResCare to review the scope and plan of the proposed audit for the current year. At the conclusion of the audit, review significant findings and any comments or recommendations of the independent auditors, including the status of previous audit recommendations, together with the management's responses;
          -    review with the independent auditors, the internal auditor and financial management, the adequacy and effectiveness of the accounting and financial controls of the corporation and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable;
          - review the internal audit function of ResCare, confirming and assuring the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors;
          -    receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for an deviations from the original plan or any difficulties encountered in the course of audit work;
          - review and discuss the audited financial statements with management and the independent auditors to determine that they are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review any changes in accounting principles;
          - meet periodically with the independent auditors, internal auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee;
          - inquire of management, the independent auditors and internal auditor about significant risks or exposures and assess the steps management has taken to minimize such risks for ResCare;
          - instruct management and the independent auditors that they must maintain an open and transparent relationship with the committee and that the ultimate accountability of the independent auditors is to the board and the committee as representatives of ResCare's shareholders;
          - review accounting and financial human resources and succession planning within ResCare;
          - submit the minutes of all meetings of the audit committee to and discuss significant results of the foregoing activities with the board; and
          - review and reassess the adequacy of this charter annually or as otherwise appropriate.

--------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      RES-CARE, INC., 10140 LINN STATION ROAD, LOUISVILLE, KENTUCKY 40223
                        PROXY -- MEETING OF SHAREHOLDERS

     The undersigned, a shareholder of RES-CARE, INC., a Kentucky corporation, hereby appoints RONALD G. GEARY and E. HALSEY SANDFORD and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the common shares of Res-Care which the undersigned would be entitled to vote if personally present at the Meeting of Shareholders to be held at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky on Tuesday, August 28, 2001 at 10:00 a.m. local time, and at any adjournment thereof.

     The undersigned hereby instructs said proxies or their substitutes:



1. ELECTION OF DIRECTORS:

   CLASS I (1-year term)     CLASS II (2-year term)     CLASS III (3-year term)
   Michael J. Foster         Seymour L. Bryson          Ronald G. Geary
   Olivia F. Kirtley         W. Bruce Lunsford          James R. Fornear
   Vincent D. Pettinelli     E. Halsey Sandford         Spiro B. Mitsos

/ /  VOTE FOR ALL NOMINEES LISTED ABOVE (except those listed below)

/ /  WITHHOLD AUTHORITY to vote for all nominees listed above


INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001.

             / /  For              / /  Against            / /  Abstain

This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.
--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS GIVEN AND AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the meeting.

     The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Meeting and Proxy Statement, both dated July 27, 2001, and a copy of ResCare's Annual Report for the period ended December 31, 2000.

                                        PLEASE SIGN EXACTLY AS SHARES ARE
                                        REGISTERED. IF SHARES ARE HELD BY JOINT
                                        TENANTS, ALL PARTIES IN THE JOINT
                                        TENANCY MUST SIGN. WHEN SIGNING AS
                                        ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                        TRUSTEE OR GUARDIAN, PLEASE INDICATE THE
                                        CAPACITY IN WHICH SIGNING. IF A
                                        CORPORATION, PLEASE SIGN IN FULL
                                        CORPORATE NAME BY PRESIDENT OR OTHER
                                        AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                        PLEASE SIGN IN PARTNERSHIP NAME BY
                                        AUTHORIZED PERSON.

                                        ---------------------------------------
                                        Signature                       Date


                                        ---------------------------------------
                                        Signature, if held jointly      Date